UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 11, 2008, Pacific Mercantile Bancorp issued a press release announcing that its Board of Directors had declared a one-time cash dividend in the amount of $0.10 per share. The dividend is payable on March 15, 2008 to all shareholders of record as of February 29, 2008. A copy of that press release is attached as Exhibit 99.1 to, and by this reference is incorporated reference into, this Report.

As stated in its press release, the declaration of cash dividends in the future is subject to determination by the Company’s Board of Directors based on a number of factors, including the Company’s financial performance, its available cash resources and any competing uses that may arise for available cash. For these reasons, as well as others, there can be no assurance that that the Board of Directors will declare any additional cash dividends in the future.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is being furnished with this Current Report:

Exhibit No.	Description

99.1	Press Release issued February 11, 2008 announcing the declaration of a one-time cash dividend in the amount of $0.10 per share of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: February 11, 2008	By:	/s/ NANCY GRAY
Nancy Gray, Chief Financial Officer

S-1

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued February 11, 2008 announcing the declaration of a one-time cash dividend in the amount of $0.10 per share of Common Stock.